                                                                    Exhibit 99.4
                                Offer to Exchange
                       9 3/4% Senior Notes due 2004, which
                 have been registered under the Securities Act,
                                 for Outstanding
                           9 3/4% Senior Notes due 2004
                                       of
                          Shoppers Food Warehouse Corp.


To Our Clients:

         We are enclosing herewith a Prospectus, dated [_______], 1997 of Shoppers Food Warehouse Corp. (the "Company") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange its 9 3/4% Senior Notes due 2004 (the "Exchange notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9 3/4% Senior Notes due 2004 (the "Outstanding Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

         Please note that the offer will expire at 5:00 p.m., New York City time, on [______], 1997, unless extended.

         The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

         We are the participants in the book-entry transfer facility of Outstanding Notes held by us for your account. A tender of such Outstanding Notes can be made only by us as the participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

         We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

         Pursuant to the Letter of Transmittal, each Holder of Outstanding Notes will represent to the Company that (i) the Exchange Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, (ii) the Holder of the Outstanding Notes has no arrangement or understanding with any person to participate in the distribution of such Exchange notes, (iii) if the Holder is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, the Holder is not engaged in and does not intend to participate in a distribution of the Exchange Notes and (iv) the Holder is not an "affiliate" of the Company or of the Guarantor within the meaning of Rule 405 under the Securities Act. If the tendering Holder is a broker-dealer that will receive Exchange Notes for its own account pursuant to the Exchange Offer, we will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                    Very truly yours,

                                 INSTRUCTION TO
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF

                          Shoppers Food Warehouse Corp.

                           9 3/4% Senior Notes due 2004

To       Participant of the
         Book-Entry Transfer Facility:

         The undersigned hereby acknowledges receipt of the Prospectus dated [_______], 1997 of Shoppers Food Warehouse Corp. (the "Company") and a related Letter of Transmittal (which together constitute the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

         The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

         $___________________ of the 9 3/4% Senior Notes due 2004.

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

         A. ________________ To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered):

         $_________________    of the 9 3/4% Senior Notes due 2004, and not to
                               tender other Outstanding Notes, if any, held by you for the account of the undersigned;

         OR

         B. ________________ NOT to tender any Outstanding Notes held by you for the account of the undersigned.


         If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned,
(ii) the undersigned has no arrangement nor understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the undersigned is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, the undersigned is not engaged in and does not intend to participate in a distribution of the Exchange Notes and (iv) the undersigned is not an "affiliate" of the Company or of the Guarantor within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, it represents that such Outstanding Notes to be exchanged were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE


Name of beneficial owner(s):
                            -------------------------

Signature(s):
             ----------------------------------------

Name(s) (please print):
                       ------------------------------

Address:
        ---------------------------------------------

Telephone Number:
                 ------------------------------------

Taxpayer identification or Social Security Number:

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Date:
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